UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 17, 2026

HOWARD HUGHES HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-41779 (Commission File Number)	93-1869991 (I.R.S. Employer Identification No.)

9950 Woodloch Forest Drive, Suite 1100

The Woodlands, Texas 77381

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (281) 719-6100

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common stock $0.01 par value per share	HHH	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On April 20, 2026, Howard Hughes Holdings Inc. (the “Company”) entered into a warrant agreement with Mr. Grandisson, pursuant to which Mr. Grandisson agreed to purchase warrants (the “Warrants”) to acquire 1,131,273 shares of the Company’s common stock, par value $0.01 per share, at an exercise price equal to $100 per share, in a non-brokered private placement. Mr. Grandisson paid a purchase price of $10,000,000 for the Warrants, which become exercisable on April 20, 2030 and expire on April 20, 2031. The Warrants are subject to certain transfer restrictions until April 20, 2030. The foregoing descriptions of the Warrants do not purport to be complete and are qualified in their entirety by the full text of the Warrants, a form of which is filed as Exhibit 4.1, to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 1.01.

Item 3.02	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 of this Current Report on Form 8-K with respect to the Warrants is incorporated into this Item 3.02 by reference.

The Warrants have not been and will not be registered under the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state or other jurisdiction, and were offered in reliance upon the exemption from registration afforded by Section 4(a)(2) under the Securities Act and/or Regulation D promulgated thereunder and, as applicable, corresponding provisions of state securities laws, which exempt transactions by an issuer not involving any public offering. Mr. Grandisson is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 17, 2026, Ben Hakim, a member of the Board of Directors (the “Board”) of the Company, informed the Company of his decision to resign as a director of the Company, effective May 7, 2026. Mr. Hakim’s decision to resign was not the result of any disagreement with the Company or its management on any matter relating to the Company’s operations, policies or practices.

Pursuant to the Shareholder Agreement (the “Shareholder Agreement”), dated May 5, 2025, by and between the Company, Pershing Square Holdco, L.P. (“PS Holdco”) and Pershing Square Capital Management, L.P., PS Holdco has designated Marc Grandisson to fill the vacancy on the Board resulting from Mr. Hakim’s resignation. On April 19, 2026, in connection with Mr. Hakim’s resignation and PS Holdco’s designation of Mr. Grandisson, the Board, upon the recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Grandisson as a member of the Board effective as of the date and time of Mr. Hakim’s resignation.

In connection with his appointment, Mr. Grandisson and the Company have entered into (i) the Company’s standard form of indemnification agreement (the “Indemnification Agreement”), which provides for indemnification of an indemnitee to the fullest extent permitted by law and (ii) an indemnification agreement (the “Supplemental Indemnification Agreement”) pursuant to which the Company has agreed to indemnify Mr. Grandisson against certain claims related to his prior employment. The foregoing descriptions of the Indemnification Agreement and Supplemental Indemnification Agreement do not purport to be complete and are qualified in their entirety by the full text of the Indemnification Agreement, a form of which was filed with the Securities and Exchange Commission on November 12, 2010 as Exhibit 10.7, and the Supplemental Indemnification Agreement, a copy of which is filed as Exhibit 4.2, to this Current Report on Form 8-K and is hereby incorporated by reference into this Item 5.02.

Other than as disclosed herein, Mr. Grandisson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 8.01	Other Events.

On April 20, 2026, the Company issued a press release announcing Mr. Grandisson’s appointment to the Board and his purchase of the Warrants. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description
4.1	Form of Warrant Agreement, by and between the Company and Marc Grandisson, dated April 20, 2026.

4.2	Supplemental Indemnification Agreement, by and between the Company and Marc Grandisson, dated April 20, 2026.

99.1	Press Release, dated April 20, 2026.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOWARD HUGHES HOLDINGS INC.

By:	/s/ Joseph Valane
Joseph Valane
General Counsel and Secretary

Date: April 21, 2026